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                                                                    EXHIBIT 10.1

[LOGO OF ARCO]
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ATLANTIC RICHFIELD
CAPITAL ACCUMULATION PLAN


Amendment and Restatement
Effective As Of March 15, 1999
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                          ATLANTIC RICHFIELD COMPANY.
                           CAPITAL ACCUMULATION PLAN
                               TABLE OF CONTENTS
                               -----------------
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                                                                               Page No.
                                                                               --------
INTRODUCTION......................................................................    1
Section 1 - DEFINITION
---------
            1.1   Acquisition Loan................................................    2
            1.2   Administrator...................................................    2
            1.3   Annual Earnings or Earnings.....................................    2
            1.4   Benefits Committee..............................................    2
            1.5   Capital Accumulation Plan Administrative Committee..............    2
            1.6   Code............................................................    2
            1.7   Company.........................................................    2
            1.8   Credited Company Service........................................    2
            1.9   Effective Date..................................................    2
            1.10   Elective Deferrals or Deferrals................................    3
            1.11   Employee.......................................................    3
            1.12   Employee Contribution Agreement................................    3
            1.13   ERISA..........................................................    3
            1.14   Financed Shares................................................    3
            1.15   Former Member..................................................    3
            1.16   Highly Compensated Employee....................................    3
            1.17   Hour of Service................................................    4
            1.18   Matching Contributions.........................................    5
            1.19   Member.........................................................    5
            1.20   Member's Account or Account....................................    5
            1.21   Member Contributions...........................................    6
            1.22   Plan or Plans..................................................    6
            1.23   Plan Year......................................................    6
            1.24   Subsidiary or Affiliate........................................    6
            1.25   Trust Agreement................................................    6
            1.26   Trustee........................................................    6
            1.27   Valuation Date.................................................    6

Section 2 - MEMBERSHIP - ELIGIBILITY
---------
            2.1   Membership......................................................    7
            2.2   Notice to Administrator.........................................    7
            2.3   Membership Termination..........................................    7
            2.4   Member Suspension...............................................    8
            2.5   Member Transfers................................................    8
            2.6   Capital Accumulation Plan Assets................................    8
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                                       i
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Section 3 - MEMBERS' ELECTIVE DEFERRALS
---------
            3.1   Members' Elections..............................................   10
            3.2   Contribution of Elective Deferrals and Member Contributions.....   11
            3.3   Annual Dollar Limitation........................................   11
            3.4   Actual Deferral Percentage Tests................................   12
            3.5   Distribution of Excess Contributions............................   12
            3.6   Make-Up Elective Deferrals and Member Contributions.............   13

Section 4 -  COMPANY CONTRIBUTION
---------
            4.1   Matching Contribution...........................................   14
            4.2   Form of Contribution............................................   14
            4.3   Members Excluded From Contribution..............................   14
            4.4   Actual Contribution Percentage Test.............................   14
            4.5   Distribution of Excess Contributions............................   15
            4.6   Limitation on the Multiple Use Alternative......................   16
            4.7   Section 415 Limitations.........................................   16
            4.8   Nonelective Contributions.......................................   17
            4.9   Exclusive Benefit...............................................   17

Section 5 - FINANCED SHARES
---------
            5.1   Acquisition Loans...............................................   18
            5.2   Payments on Acquisition Loan....................................   19

Section 6 - INVESTMENT OF MEMBERS' AND FORMER MEMBERS' ACCOUNTS
---------
            6.1   Members' and Former Members' Accounts...........................   21
            6.2   Investment of Elective Deferrals,Member Contribution, Rollovers
                  and Certain Matching Contributions..............................   21
            6.3   Investment of Company Contributions.............................   21
            6.4   Member of Former Member Direction of Investments................   22
            6.5   Allocation of Investment Experience.............................   22
            6.6   Manner and Time of Debiting Distributions.......................   22
            6.7   Title of Investments............................................   22
            6.8   Voting of Investments...........................................   22
            6.9   Voting of Atlantic Richfield Company Common Stock...............   23
            6.10  Allocation of Dividends on Atlantic Richfield Company
                  Common Stock....................................................   23
            6.11  Investment Advisory Fees........................................   24
            6.12  Member or Former Member Protection..............................   24
            6.13  Confidentiality.................................................   24

Section 7 - WITHDRAWALS DURING EMPLOYMENT
---------
            7.1   Age 59 1/2 Withdrawal...........................................   25
            7.2   Application and Basis for Hardship Withdrawal...................   25
            7.3   Partial Withdrawals of Member Contributions.....................   26
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Section 8 - PAYMENTS ON TERMINATION OF MEMBERSHIP OR OTHER REASONS
---------
            8.1   Termination of Employment.......................................   28
            8.2   Death...........................................................   29
            8.3   Disability......................................................   30
            8.4   Divorce.........................................................   30
            8.5   Rollover........................................................   30
            8.6   Notice..........................................................   31
            8.7   Distributions...................................................   31
            8.8   Distribution of Benefits........................................   33

Section 9 - LOANS TO MEMBERS
---------
            9.1   General.........................................................   34
            9.2   Eligibility.....................................................   34
            9.3   Loan Amount.....................................................   34
            9.4   Number of Loans.................................................   35
            9.5   Interest Rate...................................................   35
            9.6   Security........................................................   35
            9.7   Funding of the Loan.............................................   35
            9.8   Repayment of the Loan...........................................   35
            9.9   Deemed Distribution.............................................   36
            9.10   Default........................................................   36

Section 10 - CAPITAL ACCUMULATION ADMINISTRATIVE COMMITTEE
----------
            10.1   Capital Accumulation Plan Administrative Committee.............   37
            10.2   Rules of Conduct...............................................   37
            10.3   Legal, Accounting, Clerical....................................   37
            10.4   Interpretation of Provisions...................................   37
            10.5   Records of Administration......................................   37
            10.6   Claims for Benefits............................................   38
            10.7   Liability of Committee.........................................   39
            10.8   Unlocated Member...............................................   39
            10.9   Legal Representative...........................................   39

Section  11 - AMENDMENTS, DISCONTINUANCE, LIABILITIES
----------
            11.1   Amendment......................................................   40
            11.2   Termination....................................................   41
            11.3   Liability of Company...........................................   41

Section 12 - MISCELLANEOUS
----------
            12.1   Employment.....................................................   42
            12.2   Benefits Not Assignable........................................   42
            12.3   Discharge of Liability.........................................   42
            12.4   Governing Laws.................................................   42
            12.5   Limitation on Mergers..........................................   42
            12.6   Delegation of Fiduciary or Administrative Responsibilities.....   42
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                                      iii
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
            12.7   Named Fiduciary................................................   43

Section 13 - ROLLOVERS
----------
         13.1   Rollovers from Other Qualified Plans..............................   44
         13.2   Transfers from Individual Retirement Accounts.....................   44
         13.3   Membership........................................................   44
         13.4   Administration....................................................   44

Section 14 - TOP HEAVY PROVISIONS
----------
         14.1   Definitions.......................................................   46
         14.2   Minimum Allocation................................................   49
         14.3   ..................................................................   50
         14.4   ..................................................................   50
         14.5   ..................................................................   50
         14.6   ..................................................................   50

                                       iv
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                              ATLANTIC RICHFIELD
                           CAPITAL ACCUMULATION PLAN

                                 INTRODUCTION

This Plan is intended to qualify as a Stock Bonus Plan under (S)401(a) of the Internal Revenue Code of 1986, as amended, and as a Qualified Cash or Deferred Arrangement under (S)401(k) of the Code. Part of the Plan (the "ESOP Part") is intended to qualify as an Employee Stock Ownership Plan under (S)4975(e)(7) of the Code and such part is designed to invest primarily in Atlantic Richfield Company Common Stock.

Effective March 14, 1999, the Atlantic Richfield Company Capital Accumulation Plan III, the Atlantic Richfield Savings Plan II, the Atlantic Richfield Savings Plan III and the Union Texas Petroleum Savings Plan for Salaried Employees (the "Predecessor Plans") are merged into the Atlantic Richfield Capital Accumulation Plan II and the name of the plan is changed to the Atlantic Richfield Capital Accumulation Plan .

This amendment and restatement of the Plan is effective March 15, 1999, except as otherwise indicated, and is intended to bring the Plan into compliance with the Uniformed Services Employment and Re-employment Act of 1994, Small Business Protection Act of 1996, subsequent legislation, and relevant regulations and rulings. The provisions of this amended and restated plan apply to persons who are employed on or after March 15, 1999, unless otherwise indicated.

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                                   SECTION 1
                                  DEFINITIONS

1.1 "Acquisition Loan" means a loan or other extension of credit used by the Trustee to finance the acquisition of Atlantic Richfield Company Common Stock.

1.2  "Administrator"  means the Capital Accumulation Plan Administrative
     Committee.

1.3 "Annual Earnings" or "Earnings" means the annual, actual wages or salary paid to a Member for the Member's personal service, including the amount of any Employee contribution pursuant to (S)125 and (S)401(k) of the Code, as amended, but excluding the Alaska benefit base enhancement and foreign service premiums/1/, and extra pay such as overtime, premiums, bonuses, living or other allowances. Annual Earnings shall not exceed a Member's regular wages or salary as determined by the Company. Annual Earnings or Earnings shall not exceed $160,000, as adjusted each Plan Year pursuant to
     (S)401(a)(17)(B) of the Code.

1.4 "Benefits Committee" means a committee comprised of the Senior Vice President, Human Resources, the Senior Vice President and Treasurer, and the Senior Vice President and General Counsel, which Committee shall have responsibilities for amendments to the Plan as prescribed in Subparagraph 11.1(b) of the Plan.

1.5 "Capital Accumulation Plan Administrative Committee" means the committee provided for in Section 10 of this Plan.

1.6  "Code"  means the Internal Revenue Code of 1986, as amended.

1.7 "Company" means Atlantic Richfield Company and such of its Subsidiaries or Affiliates whose Employees are included in this Plan upon authorization of Atlantic Richfield Company and adoption of this Plan by such authorized Subsidiary or Affiliate.

1.8 "Credited Company Service" means service with the Company, a predecessor company, and/or a Subsidiary or Affiliate which service the Company recognizes, on a basis uniformly applicable to all persons similarly situated, for purposes of this Plan.

1.9 "Effective Date" means the effective date of this amended and restated Plan which is March 15, 1999, unless otherwise indicated.

--------------------------
  /1/ The exclusion of foreign service premiums shall not apply to a Member who on September 1, 1994 is in a foreign assignment until such time as the Member leaves the country in which the Member is employed on September 1, 1994 or, if later, completes the assignment in which the Member was engaged on September 1, 1994.

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1.10 "Elective Deferrals" or "Deferrals"  means reductions pursuant to an
     Employee Contribution Agreement of a Member's Annual Earnings, which amounts are transferred by the Company to the Trustee of the Plan.

1.11 "Employee"  means any person who is employed by the Company, excluding:

     (a) Casual Employees, Project Employees and Leased Employees, as defined under the Atlantic Richfield Employment Status Classification Policy;

     (b) Employees represented by any collective bargaining agent which has not negotiated the benefits of this Plan; and

     (c) Any division or group of employees which is expressly excluded from eligibility for the Plan by action of Atlantic Richfield Company or, in the case of a Subsidiary or Affiliate, action by the Subsidiary or Affiliate by which such employees are paid.

1.12 "Employee Contribution Agreement" means an agreement entered into between the Member and the Company, and by which the Member agrees to accept a reduction in Earnings from the Company equal to any whole (or fractions, as required by adjustments under Paragraph 3.3, 3.4 or 4.4) percentage, per payroll period. This reduction may be on a pre-tax or after-tax basis, as elected by the Member. This agreement shall apply to each payroll period during the period it is in effect in which the Member receives Earnings.
     In consideration of such agreement, the Company will transfer to the Member's pre-tax Elective Deferral subaccount or to the Member's after-tax Member Contribution subaccount, as applicable, the amount of the Elective Deferrals or Member Contributions at the time that regular salary payments are made to its Employees.

1.13 "ERISA"  means the Employee Retirement Income Security Act of 1974.

1.14 "Financed Shares" means shares of Atlantic Richfield Company Common Stock acquired by the Trustee with the proceeds of an Acquisition Loan.

1.15 "Former Member" means a Member whose membership has terminated pursuant to Paragraph 2.3 and whose account has not been fully distributed.

1.16 "Highly Compensated Employee", effective July 1, 1997, means:

     (a) Any employee who performs service during the determination year and is described in one or more of the following groups:

          (i)  An employee who is a five percent owner, as defined in
               (S)416(i)(1) of the Code, at any time during the determination year or the look-back year, as defined below; or

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          (ii)  An employee who receives compensation in excess of $80,000, as adjusted pursuant to (S)415(d) of the Code during the look-back year.

     (b) For purposes of the definition of Highly Compensated Employee the following will apply:

          (i) The determination year is the Plan Year for which the determination of who is highly compensated is being made.

          (ii) The look-back year is the 12-month period immediately preceding the determination year; provided, however, that for the Plan Year beginning March 15, 1999, the look-back year shall be the calendar beginning January 1, 1999.

          (iii) Employers aggregated under (S)414(b), (c), (m), or (o) of the Code are treated as a single employer.

          (iv) Compensation, for purposes of this Paragraph 1.16 means compensation within the meaning of (S)415(c)(3) of the Code without regard to (S)125, (S)402(e)(3) and (S)402(h)(1)(B) of the Code.

     (c) A former Employee who has a separation year prior to the determination year and who was a highly compensated active employee for either (i) such employee's separation year, or (ii) any determination year ending on or after the employee's 55th birthday will be a Highly Compensated Employee. Generally, a separation year is the determination year the employee separates from service. An employee who separated from service before January 1, 1987, will be included as a Highly Compensated Employee only if the Employee was a five percent owner or received compensation in excess of $50,000 during the year.

1.17 "Hour of Service"  means:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or any Subsidiary or Affiliate during the computation period in which the duties are performed.

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Company or any Subsidiary or Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or any Subsidiary or Affiliate. Such hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains.

     (d) An Employee will be credited with 200 Hours of Service, to the extent required by Federal law, for each month during which the Employee is on active duty in the Armed Forces of the United States and for which the Employee is not paid or entitled to be paid by the Company or any Subsidiary or Affiliate.

     (e) Hours credited for any period under any provision of this Paragraph 1.17 may not also be credited for the same period under any other provisions of this Plan. Hours shall be credited under Subparagraphs 1.17(a) thru (c) pursuant to U.S. Department of Labor Regulations under 29CFR (S)2530.200b-2, which are incorporated herein by this reference.

     (f) For all purposes under the Plan, an Employee shall be credited with 200 Hours of Service for each calendar month in which the Employee would otherwise be credited with one or more Hours of Service.

     (g) Solely for purposes of determining whether a break in service has occurred in a computation period, and to the extent it does not duplicate Hours of Service credited under any other provision of this Paragraph 1.17, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this subparagraph, an absence from work for maternity or paternity reasons means an absence which commences on or after January 1, 1985, and is
          (i) by reason of the pregnancy of the individual; (ii) by reason of a birth of a child of the individual; (iii) by reason of the placement of a child with the individual in connection with the adoption of the child by such individual; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this subparagraph shall be credited within the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or in all other cases, in the following computation period.

1.18 "Matching Contributions" means the Company contribution pursuant to Paragraph 4.1 of the Plan.

1.19 "Member" means an Employee who has qualified for membership in accordance with the requirements of this Plan and whose membership has not terminated in accordance with Paragraph 2.3 of the Plan.

1.20 "Member's Account" or "Account" means a separate account maintained by the Trustee for each Member consisting of (a) one subaccount to which is allocated the Member's Elective Deferrals, as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto; (b) a second subaccount to which is allocated Member Contributions as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto; (c) a third subaccount to which is allocated the Company's contributions as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto; and (d) a fourth subaccount to which is allocated rollovers pursuant to Section 13 and transfers pursuant to Subparagraph 2.6(b) as adjusted for earnings and withdrawals, and realized and unrealized gains and losses attributable thereto.

1.21 "Member Contributions" means after-tax reductions in the Member's Annual Earnings pursuant to an Employee Contribution Agreement, which amounts are transferred by the Company to the Trustee.

1.22 "Plan" or "Plans" means the Atlantic Richfield Capital Accumulation Plan as set forth herein, and any amendments thereto.

1.23 "Plan Year" means the period commencing on March 15, 1999 and ending on December 31, 1999. Thereafter, the Plan Year shall be the calendar year.

1.24 "Subsidiary" or "Affiliate"  means:

     (a) Any corporation 50 percent or more of the voting stock of which is owned directly or indirectly by Atlantic Richfield Company or a Subsidiary or Affiliate; or

     (b) Any partnership, joint venture or similar organization 50 percent or more of the profits interest or capital interest of which is owned directly or indirectly by Atlantic Richfield Company or a Subsidiary or Affiliate.

1.25 "Trust Agreement" means the agreement of trust between the Trustee and Atlantic Richfield Company to hold contributions from the Company, Deferrals and Member Contributions of Members, transfers and rollovers, and investments thereof and earnings thereon.

1.26 "Trustee" means the persons or corporations, or both, designated by the Trust Agreement. The duties and responsibilities of the Trustee shall be those set forth in the Trust Agreement.

1.27 "Valuation Date" means the date or dates established by the Administrator for the valuation of the assets of the Plan. In no event shall the assets of the Plan be valued less frequently than once each Plan Year.

                                   SECTION 2
                            MEMBERSHIP - ELIGIBILITY

2.1  Membership
     ----------

     (a)  Elective Deferrals and Member Contributions -  An Employee who is paid
          -------------------------------------------
          on the United States dollar payroll of the Company may become a Member and make Elective Deferrals and/or Member Contributions on or after the Employee's date of employment.

          To become a Member, an Employee must enter into an Employee Contribution Agreement in accordance with Section 3.

     (b)  Company Contributions -  An Employee who is paid on a United States
          ---------------------
          dollar payroll of the Company shall be eligible for Matching Contributions with respect to Elective Deferrals on the earlier of (i) or (ii) below:

          (i)  Completion of six months of Credited Company Service, or

          (ii) The end of any 12-consecutive-month period during which the Employee completes at least 1,000 Hours of Service. Such 12-consecutive-month period shall commence on the Employee's date of employment or any anniversary thereof.

2.2  Notice to Administrator
     -----------------------

     The Company shall advise the Administrator as to the date an Employee becomes a Member. In the event that any question arises as to the eligibility of any Employee, the decision of the Administrator as to such Employee's eligibility shall be binding upon the Company, the Employees, the Members, the beneficiaries, and any and all other persons having or claiming any interest hereunder.

2.3  Membership Termination
     ----------------------

     (a)  An Employee's membership shall terminate upon:

          (i) Death, disability, dismissal, retirement or termination of employment for any other reason;

          (ii) Continuation of a Participant's employment with an acquiring corporation in conjunction with a sale to the acquiring corporation of substantially all of the assets used by the Company or any Subsidiary or Affiliate in a trade or business which such entity conducts; or

          (iii) A disposition of the Company's interest in a Subsidiary or Affiliate when the Participant continues employment with such Subsidiary or Affiliate.

     (b) A Member may not voluntarily terminate membership in this Plan during active employment with the Company.

     (c) If a Member transfers to a Subsidiary or Affiliate which is not participating in this Plan, or to an employment classification excluded from Plan participation, the Member's eligibility to make Elective Deferrals and Member Contributions, and to receive Matching or nonelective Contributions shall cease, but the Member's Account shall not be distributed until the Member has terminated employment with Atlantic Richfield Company or all of its Subsidiaries or Affiliates or is involved in a sale described in Subparagraph 2.3(a)(ii) or (iii).

2.4  Member Suspension
     -----------------

     If an Employee is a Member of a defined contribution plan of the Company (including the Predecessor Plans), or a Subsidiary or Affiliate, and the Elective Deferrals to such plan of the Company or Subsidiary or Affiliate are suspended at the time the Employee becomes eligible for membership in this Plan, the Elective Deferrals and Employee's Contributions to the Plan shall commence with the first full pay period beginning on or after the date on which such period of suspension then in effect under the plan of the Company, or the Subsidiary or Affiliate, ends.

2.5  Member Transfers
     ----------------

     If a Member transfers to employment with a Subsidiary or Affiliate of the Company, which maintains a capital accumulation plan, the Member's Account shall be transferred to the capital accumulation plan of the Subsidiary or Affiliate in accordance with procedure established by the Administrator.

2.6  Capital Accumulation Plan Assets
     --------------------------------

     (a) Upon the transfer of an Employee eligible to participate in the Plan from a Subsidiary or Affiliate, any assets maintained under a capital accumulation plan of such Subsidiary or Affiliate on behalf of such Employee will be transferred to the Plan in the same investment alternative under which held as of the transfer date, and such transferred assets will be subject to the reinvestment provisions under Paragraph 6.4, except as provided herein:

          (i) Any assets transferred on behalf of a Member which have been invested in Common Stock of a Subsidiary or Affiliate in the subaccount attributable to the Member's Deferrals or Member

                Contributions under the capital accumulation plan of a Subsidiary or Affiliate will remain so invested, with future dividends being reinvested in such stock under the Member's Account, absent the Member's direction to reinvest such assets pursuant to Paragraph 6.4 of the Plan; provided, however, that any assets converted from the Common Stock of a Subsidiary or Affiliate to another investment alternative under the Plan may not be reinvested in Common Stock of a Subsidiary or Affiliate.

          (ii) Any assets transferred on behalf of a Member which have been invested in the Common Stock of a Subsidiary or Affiliate in the subaccount attributable to Company Contributions under the capital accumulation plan of a Subsidiary or Affiliate, will remain so invested, with future dividends being reinvested in such stock under the Member's Account; provided, however, that the Member, unless the Employee is an officer of Atlantic Richfield Company, may elect to convert such assets to Atlantic Richfield Company Common Stock held under the ESOP Part of the Plan and any assets so converted may not be reinvested in the Common Stock of a Subsidiary or Affiliate. If the Member is an officer of Atlantic Richfield Company the Member may elect to convert such assets to Atlantic Richfield Company Common Stock held under the non-ESOP Part of the Plan and any assets so converted may not be reinvested in the Common Stock of a Subsidiary or Affiliate. This subparagraph does not apply to Atlantic Richfield Common Stock transferred to the Plan.

          (iii) Common Stock of a Subsidiary or Affiliate held by the Plan shall be subject to the sale and voting provisions of
                Section 6.

     (b) Upon the transfer to the Company from Prestige Stations, Inc., any assets maintained under the Prestige Stations, Inc. 401(k) Plan, on behalf of an Employee eligible to participate in the Plan, shall be converted to cash and transferred to a Rollover Account established for the Employee.

                                   SECTION 3
                          MEMBERS' ELECTIVE DEFERRALS

3.1  Members' Elections
     ------------------

     (a) Each Member who is an Employee may enter into an Employee Contribution Agreement with the Company providing for withholding of Elective Deferrals and/or Member Contributions from each of the Member's regular paychecks at a rate of one percent to 27 percent of the Member's Earnings, in whole percentages. An Employee Contribution Agreement shall remain in effect until changed by the Member, except as otherwise set forth in this Section 3.

     (b) A Member's election shall be made in the manner prescribed by the Administrator and shall include such information as the Administrator may require. A Member may change the Member's election with respect to the Member's rate of future contributions at any time by giving notice in such manner as is prescribed by the Administrator. Such changes shall be effective as soon as administratively feasible after the date of receipt of such notice by the Administrator, or its delegate.

     (c) The Company may limit or reduce its Employee Contribution Agreement with any Member at any time, on a nondiscriminatory basis, to the extent necessary to ensure compliance with the limitations of Paragraph 3.3, 3.4, 4.4 or 4.7.

     (d) A Member's Elective Deferrals and Member Contributions will be suspended as follows:

          (i) Upon the Member's transfer, other than on an approved leave of absence, to employment with:

                (1) A Subsidiary or Affiliate which is not participating in the
                    Plan; or

                (2) Atlantic Richfield Company or any of its Subsidiaries or
                    Affiliates in such foreign countries as the Company shall designate; the Member's Elective Deferrals and/or Member Contributions shall automatically be suspended while the Member remains in such employment.

          (ii) Upon the Member's transfer to an employee group of the Company that is not participating in the Plan.

          (iii) As described in Section 7.

3.2  Contribution of Elective Deferrals and Member Contributions
     -----------------------------------------------------------

     The Company shall pay to the Trustee on behalf of each Member the Elective Deferrals and Member Contributions elected by the Member. A Member's Elective Deferrals and Member Contributions shall be paid to the Trustee the earlier of the date such Elective Deferrals and Member Contributions can reasonably be segregated from the Company's general assets or the 15th day of the month following the month in which the Elective Deferrals and Member Contributions would have been paid to the Member. Elective Deferrals and Member Contributions may be paid to the Trustee in the following forms:

     (a) To the extent that a Member has directed pursuant to the Plan that his or her Elective Deferrals and/or Member Contributions be invested in an option other than Atlantic Richfield Common Stock, such Elective Deferrals and/or Member Contributions shall be paid to the Trustee in cash;

     (b) To the extent that a Member has directed pursuant to the Plan that his or her Elective Deferrals and/or Member Contributions be invested in Atlantic Richfield Company Common Stock under the Non-ESOP Part of the Plan, such Elective Deferrals and/or Member Contributions may be paid to the Trustee in cash, in shares of Atlantic Richfield Company Common Stock, or in any combination thereof; and

     (c) To the extent that a Member has directed pursuant to the Plan that his or her Elective Deferrals and/or Member Contributions be invested in Atlantic Richfield Company Common Stock under the ESOP Part of the Plan, such Elective Deferrals and/or Member Contributions may be paid to the Trustee in cash, in shares of Atlantic Richfield Company Common Stock, in the form of forgiveness of indebtedness on an Acquisition Loan from the Company to the Plan, or in any combination thereof.

3.3  Annual Dollar Limitation
     ------------------------

     (a) A Member's Elective Deferrals for a calendar year, when considered together with the amount of salary reduction elected by the Member under any other plan meeting the requirement of (S)401(k) of the Code, may not exceed $10,000, as adjusted pursuant to Code (S)415(d).

     (b) Once a Member's Elective Deferrals reach the limitation described in Subparagraph 3.3(a), all subsequent deferrals will be suspended for the remainder of the calendar year. Elective Deferrals will automatically resume on the following January 1. Unless the Member elects to change the Elective Deferral percent according to Paragraph 3.1, Elective Deferrals will resume at the rate in effect on the suspension date.

     (c) If a Member notifies the Administrator on or before March 31 after the close of a calendar year that the Member's total Elective Deferrals (within the meaning of (S)402(g)(3) of the Code) for such calendar year exceed the limitation of Subparagraph 3.3(a), the Administrator shall direct that such excess Elective Deferrals, plus any income and minus any loss allocable thereto for the calendar year, be distributed no later than the April 15 following notification to the Administrator. A Member is deemed to notify the Administrator of Elective Deferrals in excess of the limitation in Subparagraph 3.3(a) that arise by taking into account those Elective Deferrals made to the Plan or to any other Plan of the Company or a Subsidiary or Affiliate.

     (d) For purposes of Subparagraph 3.3(c), gain or loss allocable to excess Elective Deferrals shall be computed under the method used by the Plan to allocate gains and losses.

3.4  Actual Deferral Percentage Tests
     --------------------------------

     The Plan shall comply with the requirements of (S)401(k)(3) of the Code, the regulations thereunder, including Treas. Reg. 1.401(k)-1(b) and Internal Revenue Service guidance in this regard, which provisions are incorporated herein by this reference. To the extent permitted by regulations, Matching Contributions described in Paragraph 4.1 and nonelective contributions described in Paragraph 4.8 may, at the discretion of the Administrator, be deemed Elective Deferrals for purposes of this Paragraph 3.4. Effective July 1, 1997, in determining whether the Plan satisfies the requirements of (S)401(k)(3) of the Code, the Plan shall use the prior-year testing method.

3.5  Distribution of Excess Contributions
     ------------------------------------

     (a) If the average actual deferral percentage test of Paragraph 3.4 is not satisfied for a Plan Year, then the Excess Contributions, as defined below, and gain or loss allocable thereto, shall be distributed, to the extent required under Treasury regulations, no later than the last day of the Plan Year following the Plan Year for which the Excess Contributions were made.

     (b) Effective July 1, 1997, for purposes of this paragraph, Excess Contributions shall consist of the excess of the aggregate amount of Elective Deferrals made by or on behalf of the affected Highly Compensated Employees over the maximum amount of all such contributions permitted under the test of Paragraph 3.4. In reducing the excess contributions hereunder, the reduction shall be first applied to the Highly Compensated Employee with the highest percentage under Paragraph 3.4. If reductions are further required to comply with Paragraph 3.4, such reductions shall be applied to the Highly Compensated Employee with the next highest percentage, and so forth until the nondiscrimination test of Paragraph 3.4 is satisfied. The aggregate amount of reductions determined in the preceding sentence shall be distributed, together with gain or loss allocable thereto, to the Highly Compensated Employees with the highest dollar amount of Elective Deferrals. The Elective Deferrals of the Highly Compensated Employee with the highest dollar amount of Elective Deferrals are reduced by the amount required to cause such Highly Compensated Employee's Elective Deferrals to equal the Elective Deferral amount of the Highly Compensated Employee with the next highest dollar amount of Elective Deferrals. If the total amount distributed to the Highly Compensated Employee is less than the total Excess Contribution, this process shall be repeated until the total Excess Contributions are distributed.

     (c) The gain or loss allocable to Excess Contributions shall be determined by multiplying the gain or loss allocable to the Member's Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Contributions made on behalf of the Member for the Plan Year, and the denominator of which is the sum of the Member's Account balances attributable to the Member's Elective Deferrals amounts on the last day of the Plan Year.

3.6  Make-Up Elective Deferrals and Member Contributions
     ---------------------------------------------------

     Notwithstanding any provision of the Plan to the contrary, Elective Deferrals and Member Contributions with respect to qualified military service may be made in accordance with (S)414(u) of the Code.

                                   SECTION 4
                              COMPANY CONTRIBUTION

4.1  Matching Contribution
     ---------------------

     Subject to the provisions of Paragraphs 4.3 and 4.4, for each pay period, the Company shall pay to the Trustee a contribution on behalf of each Member equal to 160 percent of the Member's Elective Deferrals, including Elective Deferrals under Paragraph 3.6, for the pay period which do not exceed five percent of the Member's Earnings for the pay period. This contribution shall be made no later than 30 days following the date on which the related Member Deferrals are made, or as soon as administratively practicable, if later, and except for Members who have attained age 55, shall be made under the ESOP Part of the Plan.

4.2  Form of Contribution
     --------------------

     Matching Contributions may be made in the form of cash, shares of Atlantic Richfield Company Common Stock, forgiveness of indebtedness on an Acquisition Loan from the Company to the Plan, or any combination of the foregoing.

4.3  Members Excluded From Contribution
     ----------------------------------

     The Matching Contribution shall not be made on behalf of a Member described in one or more of the following subparagraphs:

     (a)  A Member who is an officer of Atlantic Richfield Company; or

     (b) A Member whose base salary is more than $150,000 on an annualized basis.

4.4  Actual Contribution Percentage Test
     -----------------------------------

     With respect to Member Contributions and Matching Contributions, the Plan shall comply with the requirements of (S)401(m)(2) of the Code, the regulations thereunder, including Treas. Reg. (S)1.401(m)-1(b) and Internal Revenue Service guidance in this regard, which provisions are incorporated herein by this reference. To the extent permitted by regulations, Elective Deferrals described in Paragraph 3.1 and nonelective contributions described in Paragraph 4.8 may, at the discretion of the Administrator, be taken into account in satisfying the requirements of this Paragraph 4.4. Effective July 1, 1997, in determining whether the Plan satisfies the requirements of Section 401(m)(2) of the Code, the Plan shall use the prior-year testing method.

4.5  Distribution of Excess Aggregate Contributions
     ----------------------------------------------

     (a) If the nondiscrimination tests of Paragraph 4.4 are not satisfied for a Plan Year, then the Excess Aggregate Contributions, as defined below, and any gain or loss allocable thereto, shall be distributed to the Member on whose behalf the Excess Aggregate Contributions were made no later than the last day of the Plan Year following the Plan Year for which such Excess Aggregate Contributions were made. Member Contributions shall be distributed before Matching Contributions.

          Notwithstanding the foregoing, to the extent otherwise required to comply with the requirements of (S)401(a)(4) of the Code and regulations thereunder, vested Matching Contributions may be forfeited.

     (b) Effective July 1, 1997, for purposes of this paragraph, Excess Aggregate Contributions shall consist of the excess of the amount of Member Contributions, Matching Contributions, and Elective Deferrals (to the extent not used to satisfy the average actual deferral percentage test of Section 3.4) made on behalf of the affected Highly Compensated Employees over the maximum amount of all such contributions permitted under the nondiscrimination tests under Paragraph 4.4. In reducing the Excess Aggregate Contributions hereunder, the reduction shall be first applied to the Highly Compensated Employee with the highest percentage under Paragraph 4.4. If reductions are further required to comply with Paragraph 4.4, such reductions shall be applied to the Highly Compensated Employee with the next highest percentage, and so forth until the nondiscrimination tests of Paragraph 4.4 are satisfied. The aggregate amount of reductions determined in the preceding sentence shall be distributed together with gain or loss allocable thereto, to the Highly Compensated Employees with the highest dollar amount of Member Contributions and Matching Contributions. The Member Contributions and Matching Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions are reduced by the amount required to cause such Highly Compensated Employee's Member Contributions and Matching Contributions to equal the Member Contributions and Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions.
          If the total amount distributed to the Highly Compensated Employee is less than the total Excess Aggregate Contribution, this process shall be repeated until the total Excess Aggregate Contributions are distributed.

     (c) The gain or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the gain or loss allocable to such contributions by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Member for the Plan Year, and the denominator of which is the sum of the Member's Account balances attributable to Excess Aggregate Contributions on the last day of the Plan Year.

4.6  Limitation On The Multiple Use Alternative
     ------------------------------------------

     (a) The sum of the average actual deferral percentage of Highly Compensated Employees under Paragraph 3.4 and the average contribution percentage of Highly Compensated Employees under Paragraph 4.4 shall not exceed the "aggregate limit", as defined in (S)401(m)(9) of the Code and the regulations thereunder.

     (b) If the aggregate limit is exceeded, the average contributions percentage of the Highly Compensated Employees shall be reduced in accordance with the provisions of Paragraph 4.5. In lieu of reducing the average contribution percentage, the Administrator may reduce the average actual deferral percentage of the Highly Compensated Employees in accordance with the provisions of Paragraph 3.4. The reductions under this paragraph shall be made only to the extent necessary to comply with the restrictions on the multiple use of the alternative limitation within the meaning of Code (S)401(m)(9).

4.7  Section 415 Limitations
     -----------------------

     (a) In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, "annual additions" made to this Plan (and all other defined contribution plans required to be aggregated with the Plan under the provisions of (S)415 of the
          Code) shall not exceed an amount in excess of the limit set forth in such section of the Code. For purposes of calculating such limit under (S)415 of the Code, the "limitation year" shall be the calendar year. Elective Deferrals, Member Contributions and Matching Contributions in excess of the actual deferral and contribution percent tests of Sections 3.4 and 4.4 are considered annual additions even if corrected through distribution.

     (b) If the limitations described in (S)415(c) of the Code are exceeded for a Member for a limitation year, the excess will be eliminated as follows:

          (i) Provisions of any other defined contribution plans established by the Company or a Subsidiary or Affiliate which have caused the limits to be exceeded will be applied; provided, however, that if such other Plan is described in (S)401(k) of the Code, the provisions of the Plan in which the Member is active as of the last day of the limitation year shall be applied before the provisions of the Plan in which the Member is inactive.

          (ii) Amounts attributable to after-tax contributions made by the Member to the Plan (or any other plan maintained by the Company or any Subsidiary or Affiliate) shall be paid to the Member.

          (iii) Amounts attributable to Elective Deferrals made by a Member to the Plan (or any other plan maintained by the Company or a Subsidiary or Affiliate) shall be paid to the Member.

          (iv) The excess, if any, will be held unallocated in a suspense account. The suspense account will be applied to reduce contributions for remaining Members in the limitation year, and each succeeding limitation year, if necessary. If a suspense account is in existence at any time during the limitation year pursuant to this subparagraph, it will not participate in the allocation of the investment gains and losses.

     (c) Prior to January 1, 2000, if the limitations described in (S)415(e) of the Code are exceeded for a Member for a limitation year, the excess will be eliminated by applying the provisions of the defined benefit plan in which the Member participates.

4.8  Nonelective Contributions
     -------------------------

     (a) The Administrator, in its sole discretion, may make a nonelective contribution to the Accounts of certain Members who are not highly compensated to the extent necessary to satisfy the requirement of Paragraph 3.4 and/or 4.4 of the Plan, or to assist the Plan or any other plan of the Company or any Subsidiary or Affiliate to satisfy the requirements of (S)410(b) of the Code.

     (b) A contribution under Subparagraph 4.8(a) shall be allocated to eligible Members in the ratio that the Earnings of each such Member for the Plan Year bears to the total Earnings of all such Member's for the Plan Year.

     (c) The Company shall make contributions necessary to reinstate Members' Accounts pursuant to Paragraph 10.8 of the Plan.

     (d) The Company may make contributions necessary to correct administrative errors relative to a Member's Account.

4.9  Exclusive Benefit
     -----------------

     The corpus or income of the trust may not be divested to or used for other than the exclusive benefit of the Members and their beneficiaries and to defray reasonable expenses of administering the Plan.

                                   SECTION 5
                                FINANCED SHARES

5.1  Acquisition Loans
     -----------------

     Atlantic Richfield Company, by action of its Treasurer, may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Atlantic Richfield Company Common Stock (Financed Shares) under the ESOP Part of the Plan or to repay a prior Acquisition Loan. For this purpose, an installment obligation incurred in connection with the purchase of Atlantic Richfield Company Common Stock shall be treated as an Acquisition Loan.

     An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other assets of the Plan may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against assets of the Plan other than Financed Shares remaining subject to pledge. If the lender is a "party in interest" [as defined in (S)3(14) of ERISA], the Acquisition Loan must provide that in the event of default, assets of the Plan may be transferred to the lender only upon, and to the extent of, the failure of the Plan to meet the payment schedule of the Acquisition Loan. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Members' Accounts under Paragraph 5.2.

     Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee, as directed by the Company, only from: (a) Company Contributions paid in cash to enable the Plan to make payments on such Acquisition Loan [including Elective Deferrals and Member Contributions, to the extent that Members have directed pursuant to the Plan that such Elective Deferrals and/or Member Contributions be invested in shares of Atlantic Richfield Company Common Stock under the ESOP Part of the Plan] and earnings attributable thereto; (b) the proceeds of any Acquisition Loan and the earnings attributable thereto; and (c) any cash dividends received by the Plan on the Financed Shares purchased with the proceeds of such Acquisition Loan. The payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Matching Contributions, Elective Deferrals, Member Contributions, proceeds, earnings, and dividends for that Plan Year and prior Plan Years, as reduced by the amount applied to make such payments in prior Plan Years. As directed by Atlantic Richfield Company, the Trustee also may sell any Financed Shares that have not yet been allocated to Members' Accounts and use the proceeds from such sale to pay principal and/or interest on the Acquisition Loan used to acquire such shares.

5.2  Payments on Acquisition Loan
     ----------------------------

     The acquisition of Atlantic Richfield Company Common Stock with the proceeds of an Acquisition Loan may be made on the open-market, or from the Company, in a single purchase or a series of purchases over a period of time. Prior to use for such purchase or purchases, the Acquisition Loan proceeds may be invested by the Trustee (as directed by Atlantic Richfield Company) in interest-bearing accounts or instruments. Interest derived therefrom shall be applied to make payments on the Acquisition Loan, or, if the Acquisition Loan has been repaid in full, shall be allocated as of the last day of the Plan Year among the Accounts of all Members who have not terminated membership pursuant to Paragraph 2.3 as of such date in proportion to their Earnings for the Plan Year.

     All Financed Shares acquired by the Plan shall initially be credited to a loan suspense account, and will be allocated to the Members' Accounts only as payments on the Acquisition Loan are made. Release from the loan suspense account for allocation to Members' Accounts in each Plan Year shall be based on shares of stock or other non-monetary units, rather than by dollar amount, and shall not be less than the number calculated as follows:

     (a) The number of Financed Shares held in the loan suspense account immediately before the release in the current Plan Year shall be multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the Acquisition Loan for that Plan Year, and the denominator of which is the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future Plan Years is computed by using the interest rate in effect as of the last day of the current Plan Year.

     (b) In lieu of the method described in Subparagraph 5.2(a), the Company may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the loan suspense account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only if: (i) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (ii) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (iii) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension, or refinancing of the Acquisition Loan.

     As of each date that payments (other than payments with the proceeds of a new Acquisition Loan) are made on an Acquisition Loan, the Financed Shares released from the loan suspense account shall be allocated to Members' Accounts in proportion to the amounts debited from each Member's Account to make the Acquisition Loan payments.

                                   SECTION 6
              INVESTMENT OF MEMBERS' AND FORMER MEMBERS' ACCOUNTS

6.1      Members' and Former Members' Accounts
         -------------------------------------

         The Administrator shall establish and maintain an Account in the name of each Member and Former Member. Separate records shall be maintained with respect to the portion of a Member's or Former Member's Account attributable to Elective Deferrals, Member Contributions, rollovers under Section 13, Matching Contributions, and earnings thereon.

6.2      Investment of Elective Deferrals, Member Contribution, Rollovers and
         --------------------------------------------------------------------
         Certain Matching Contributions
         ------------------------------

         (a) In accordance with procedures established by the Administrator, the following amounts shall be invested by the Trustee among the investment alternatives authorized by the Administrator in the proportion indicated by the Member or Former Member in his or her investment directions provided to the Administrator, or its delegate:

                (i)     Elective Deferrals;
                (ii)    Member Contributions;
                (iii)   Rollovers;
                (iv)    Matching Contributions pursuant to Subparagraph 6.3(b);
                        and
                (v) Matching Contributions to the Atlantic Richfield Savings Plans II and III made prior to July 1, 1988.

         (b) Notwithstanding anything in the Plan to the contrary, the Trustee may limit the daily volume of purchases or sales of Atlantic Richfield Common Stock to the extent it believes such action to be in the best interest of Members or Former Members.

6.3      Investment of Company Contributions
         -----------------------------------

         (a) Except as provided in Subparagraph 6.3(b), all Matching Contributions and nonelective contributions pursuant to Subparagraph 4.8(a), and any amounts of interest attributable to the proceeds of an Acquisition Loan allocated to Members' or Former Members' Accounts pursuant to Paragraph 5.2 after the Acquisition Loan has been repaid in full, shall at all times be invested in Atlantic Richfield Company Common Stock under the ESOP Part of the Plan. Contributions under Paragraph 4.1 made in cash shall be applied to purchase shares of Atlantic Richfield Company Common Stock or to make payments on an Acquisition Loan within a reasonable time after being paid to the Trustee or after being allocated to Members' or Former Members' Accounts.

         (b) A Member or Former Member who has attained age 55 may invest Company Contributions in any of the investment alternatives set forth in Paragraph 6.2.

6.4      Member or Former Member Direction Of Investments
         ------------------------------------------------

         In accordance with procedures established by the Administrator, each Member or Former Member may direct how his or her Account is to be invested among the available investment funds. In the event a Member or Former Member fails to make an investment election, with respect to all or any portion of his or her Account, the Trustee shall invest all or such portion of his or her Account in the investment fund to be designated by the Administrator. Under procedures established by the Administrator, a Member or Former Member may change his or her investment election, with respect to future contributions and amounts previously accumulated in the Member's or Former Member's Account. Any such change in a Member's or Former Member's investment election shall be effective at such time as may be prescribed by the Administrator.

6.5      Allocation of Investment Experience
         -----------------------------------

         As of each Valuation Date, the investment funds of the Trust, other than shares of Company Common Stock, shall be valued at fair market value, and the income, loss, appreciation and deprecation (realized and unrealized), and any paid expenses of the Trust attributable to such fund shall be apportioned among Member's or Former Member's Accounts within the fund based upon the value of each Account within the fund as of the preceding Valuation Date.

6.6      Manner and Time of Debiting Distributions
         -----------------------------------------

         For any Member or Former Member who is entitled to receive a distribution from his or her Account, the amount distributed shall be based upon the fair market value of the Member's or Former Member's Account as of the Valuation Date immediately preceding the distribution.

6.7      Title of Investments
         --------------------

         All investments will be held in the name of the Trustee or its nominees.

6.8      Voting of Investments
         ---------------------

         Except as provided in Paragraph 6.9, the Trustee in accordance with the Trust Agreement, shall exercise all voting and other rights associated with any investments held in the Plan.

6.9      Voting of Atlantic Richfield Company Common Stock
         -------------------------------------------------

         (a) The Trustee shall vote whole shares of Atlantic Richfield Company Common Stock credited to each Member's or Former Member's Account in accordance with such Members' or Former Members' written instructions. Fractional shares of Atlantic Richfield Company Common Stock shall be aggregated into whole shares of stock and voted by the Trustee, to the nearest whole vote, in the same proportion as shares are to be voted by the Trustee pursuant to Members' or Former Members' written instructions. In the absence of voting instructions by one or more Members or Former Members, the Trustee shall vote uninstructed shares, to the nearest whole vote, in the same proportion as shares are to be voted by the Trustee pursuant to Members' or Former Members' written instructions. The Trustee shall vote unallocated shares, to the nearest whole vote, in the same proportion as allocated shares are to be voted by the Trustee pursuant to Members' or Former Members' written instructions.

         (b) The Trustee shall exercise rights other than voting rights attributable to whole shares of Atlantic Richfield Company Common Stock credited to each Member's or Former Member's Account in accordance with such Members' or Former Members' written instructions. Rights attributable to fractional shares of Company Common Stock (which for this purpose shall be aggregated into whole shares of stock) shall be exercised by the Trustee in the same proportion as rights which are exercised by the Trustee pursuant to Members' or Former Members' written instructions. In the absence of instructions by one or more Members or Former Members, the Trustee shall exercise uninstructed rights in the same proportion as rights which are to be exercised by the Trustee pursuant to Members' or Former Members' written instructions. The Trustee shall exercise rights attributable to unallocated shares in the same proportion as rights attributable to allocated shares which are to be exercised by the Trustee pursuant to Members' or Former Members' written instructions. Notwithstanding the foregoing, in the absence of directions, the Trustee shall not tender shares of Common Stock in the same proportion as shares are tendered pursuant to Member's or Former Member's written instructions.

         (c) The Trustee shall notify the Members or Former Members of each occasion for the exercise of voting rights and rights other than voting rights within a reasonable time before such rights are to be exercised. This notification shall include all the information that the Company distributes to shareholders regarding the exercise of such rights.

6.10     Allocation of Dividends on Atlantic Richfield Company Common Stock
         ------------------------------------------------------------------

         (a) Any cash dividends declared on Atlantic Richfield Company Common Stock held in a Member's or Former Member's Account under the ESOP Part of the Plan as of the record date for the dividend shall be paid in cash to the Member or Former Member (or, in the event of death, to the Member's or Former Member's beneficiary) on, or as soon as possible following, the payment date for the dividend.

         (b) Any cash dividends declared on Atlantic Richfield Company Common Stock held in a loan suspense account as of the record date for the dividend shall be used to make payments on the Acquisition Loan used to acquire the shares of stock held in such account.

         (c) Except as provided in Subparagraphs 6.10(a) and (b), all dividends or other distributions attributable to shares of Atlantic Richfield Company Common Stock shall be allocated to the Account of the Member or Former Member whose Account is credited with such shares.

6.11     Investment Advisory Fees
         ------------------------

         The investment advisory fees, if any, incurred for management of any of the investment funds are charged to each respective fund.

6.12     Member or Former Member Protection
         ----------------------------------

         No shares of Atlantic Richfield Company Common Stock held by the ESOP Part of the Plan may be subject to a put, call or other option, or buy/sell or similar arrangement. The provisions of this Paragraph 6.12 shall continue to be applicable to the shares of Atlantic Richfield Company Common Stock held by the ESOP Part of the Plan even if such part ceases to be an Employee Stock Ownership Plan under (S)4945(e)(7) of the Code.

6.13     Confidentiality
         ---------------

         The Capital Accumulation Plan Administrative Committee shall be responsible for ensuring the adequacy of procedures established by the Administrator to safeguard the confidentiality of information relating to the purchasing, holding and selling of Atlantic Richfield Company Common Stock and any voting, tender or similar rights relating to such stock.

                                   SECTION 7
                         WITHDRAWALS DURING EMPLOYMENT

7.1      Age 59 1/2 Withdrawal
         ---------------------

         A Member who has attained age 59 1/2 may request that all or a portion of the Member's Account be paid to the Member. The request must be made at such time and in such manner as prescribed by the Administrator.

7.2      Application and Basis for Hardship Withdrawal
         ---------------------------------------------

         (a) A Member may at any time request that the Member's Elective Deferrals (but not the earnings thereon) be paid to the Member due to financial hardship. The request must be made to the Administrator at such time and in such manner as prescribed by the Administrator and shall include such documentation and/or written explanation requested by the Administrator.

         (b) The Administrator shall authorize a withdrawal on account of financial hardship only upon making a written determination that the withdrawal does not exceed the amount of the immediate and heavy financial need of the Member, including amounts withheld for taxes and the amount of any early distribution taxes, if any, and that the withdrawal is based on the need for funds under one or more of the five following circumstances:

                (i) The payment of unreimbursable medical expenses described in (S)29(d) of the Code previously incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in (S)152 of the Code) or necessary for these persons to obtain medical care;

                (ii) The payment of all or a portion of the purchase price (excluding mortgage payments) of a principal residence of the Member;

                (iii) The payment of tuition and related educational expenses for the next 12 months of post-secondary education for the Member, his or her spouse, children or dependents, as defined in Code (S)152;

                (iv) The need to prevent the eviction of the Member from his or her principal residence or foreclosure on the mortgage of the Member's principal residence; and

                (v) The need to satisfy a judgment of a federal, state or local court against the Member (such withdrawal will be permitted only if a written determination is made that such withdrawal is necessary in light of immediate and heavy financial need of the Member).

         (c)    Hardship withdrawals shall be paid as follows:

                (i) A hardship withdrawal shall be paid in a single payment to the Member within 60 days following the Administrator's favorable determination.

                (ii) A hardship withdrawal shall not cause a termination of Membership in the Plan.

         (d)    As a condition to receiving the withdrawal:

                (i) The Member must have obtained all distributions and all nontaxable loans available as of the date of the withdrawal under this Plan and any other employee benefit plan maintained by the Company and any Subsidiary or Affiliate;

                (ii) The Member's contributions to the Plan and any other defined contribution or defined benefit employee pension benefit plan maintained by the Company and any Subsidiary or Affiliate are to be suspended for 12 months; and Elective Deferrals shall be suspended for the remainder of the calendar year in which the hardship distribution occurs and the calendar year immediately following such calendar year.

7.3      Partial Withdrawals of Member Contributions
         -------------------------------------------

         (a) An application for partial withdrawal of funds attributable to Member Contributions must be in the form prescribed by the Administrator. Distribution will be made as soon as practicable after the date the application is received by the Administrator.

         (b) A Member may make the following partial withdrawals during employment with the Company; provided, that (i) partial withdrawals under this Paragraph 7.3 are made at not less than six-month intervals, and (ii) Member Contributions made prior to January 1, 1987, must be withdrawn prior to withdrawal of any other contributions and earnings:

                (i) Items in the Member's Account derived from Member Contributions, and earnings thereon (Member Contributions made prior to January 1, 1987 must be withdrawn first);

                (ii) Items in the Member's Account derived from Company Contribution to an ARCO Savings Plan made prior to July 1, 1988, and earnings thereon; and

         (c) In addition to the withdrawals described in Subparagraph 7.3(b), a Former Member of the Union Texas Petroleum Savings Plan for Salaried Employees (the "UTP Plan") whose account balance has been transferred to the Plan and who has withdrawn all Member Contributions made to such plan prior to January 1, 1987, and earnings thereon, may withdraw the following amounts:

                (i) If the Member made elective deferrals to the UTP Plan for at least 60-consecutive months, all or a portion of the Member's Company Contributions, and earnings thereon, under the UTP Plan; and

                (ii) If the Member has not made elective deferrals for at least 60-consecutive months, Company Contributions under the UTP Plan and earnings thereon that have been held in the UTP Plan and this Plan for at least 24 months.

                                   SECTION 8
             PAYMENTS ON TERMINATION OF MEMBERSHIP OR OTHER REASONS


8.1      Termination of Membership
         -------------------------

         (a) If a Member's membership in the Plan is terminated due to disability, termination of employment for any other reason except death, or as the result of a sale described in Subparagraphs 2.3(a)(ii) or (iii), the Member may receive all items in the Member's Account. Each Member shall be fully vested at all times in all items in the Member's Account, whether the same be derived from Elective Deferrals, Member Contributions, Company Contributions or rollovers, and earnings thereon.

         (b) Upon the election of the Member who has terminated membership, all items in such Member's Account shall be distributed to the Member. With respect to a Former Member who does not request a distribution:

                (i) Notwithstanding anything to the contrary in this Paragraph 8.1, a Former Member's Account shall be distributed in accordance with the provisions of Paragraph 8.7;

                (ii) In the case of the Former Member's death prior to final distribution, the Former Member's Account shall be distributed in accordance with Paragraph 8.2 of the Plan; and

                (iii) No loans or hardship withdrawals may be taken following termination of membership or disability.

         (c) Notwithstanding anything to the contrary in this Paragraph 8.1, all items in the Account of a Member who has terminated membership, and whose Account balance is $5,000 or less on the date of determination, shall be distributed as soon as administratively practicable following the Member's termination of membership, unless the Member elects an earlier distribution date.

         (d) Notwithstanding anything in the Plan to the contrary, when a Former Member elects to receive all items in the Former Member's Account and, in conjunction therewith, directs that items in his or her Account be converted pursuant to Paragraph 6.4, the conversion shall be transacted on the later of the first transaction date under the Plan following the Administrator's receipt of a request for distribution, or the date of termination. Distribution under this Paragraph 8.1 shall be made in accordance with the requirements of 409(h) of the Code in the form of cash, Company stock or a combination thereof, as elected by the Member. If the Member does not make an election hereunder, Company stock will be distributed in kind and all other investment alternative shall be converted to cash.

         (e) Under procedures established by the Administrator, distributions under this Paragraph 8.1 may be made under any of the following forms of payment, or any combination thereof:

                (i)     Lump sum distribution;
                (ii) Installment payments, not to exceed 20 years if a specific period is requested; or
                (iii)   Partial withdrawals.

8.2  Death
     -----

         (a) If a Member or Former Member dies and it is established to the Plan's satisfaction that the consent required under Subparagraph 8.2(c), either has been obtained or was not obtainable, all items in the Member's or former Member's Account shall be paid to the beneficiary or beneficiaries most recently designated by the Member or Former Member in such manner as prescribed by the Administrator. If no such designation shall have been made, or if all designated beneficiaries should die before the Member or former Member, payment shall be made to the Member's or former Member's estate.

         (b) Except as provided in Subparagraph 8.2(c), if a Member or former Member is survived by a spouse, all items in the Member's or former Member's Account shall be paid to the Member's spouse.

         (c) If a Member or former Member is survived by a spouse, all items in a Member's or former Member's Account shall be paid to the beneficiary or beneficiaries most recently designated by the Member or former Member in such manner as prescribed by the Administrator; provided, (i) the surviving spouse of the Member or former Member has irrevocably consented in writing to the designation of the specific beneficiary or beneficiaries, which designation may not be changed without spousal consent (or the spouse expressly permits designations by the Member or Former Member without any further spousal consent), such consent acknowledged the effect of the election and such consent was witnessed by a notary public, or (ii) it is established to the Plan's satisfaction that the consent required by Subparagraph 8.2(c)(i), could not be obtained because the surviving spouse could not be located or because of such other circumstances as the Secretary of Treasury may by regulation prescribe. Any consent necessary under this paragraph shall be effective only with respect to such spouse, or, in the event it is established that the consent may not be obtained, such designated spouse. A revocation of a prior designation may be made by a Member or Former Member without the consent of the spouse at any time prior to the Member's for Former Member's death. A consent that permits designation by the Member or Former Member without any requirement for further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily elects to relinquish such right.

         (d) Payment under this Paragraph 8.2 may be made in any form of distribution permitted by Paragraph 8.1; provided, however, that all items in the Member's or Former Member's Account shall be paid no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Member's death. Prior to distribution, the beneficiary shall have the rights of a Former Member under Section 6 and Paragraph 8.1; provided, however, that the beneficiary may not elect installments or partial withdrawals under Subparagraphs 8.1(e)(ii) and (iii) and any Atlantic Richfield Company Stocks held under the ESOP Part of the Plan shall be converted to non-ESOP Atlantic Richfield Common Stock.

8.3      Disability
         ----------

         (a) A Member who is determined to be disabled may elect to receive a distribution of such Member's Account in accordance with Paragraph 8.1.

         (b) A Member is disabled if as a result of a medically determinable physical or mental impairment resulting from illness or injury the Member is unable to perform one or more of the substantial duties of the Member's normal work assignment with the Company or of any work assignment which the Company determines is available to the Member and for which the Member is reasonably qualified by education, training or experience to perform as determined by the Administrator after review by the entity designated by the Administrator.

8.4      Divorce
         -------

         To the extent a Qualified Domestic Relations Order ("QDRO"), as defined in (S)414(p) of the Code, is received by the Plan, distributions from a Member's Account shall be made to an Alternate Payee, as defined in
         (S)414(p) of the Code, as soon as administratively possible following the determination of the order's qualified status. Prior to such distribution, Atlantic Richfield Common Stock in the ESOP Part of the Plan shall be converted to non-ESOP Atlantic Richfield Common Stock.

8.5      Rollover
         --------

         (a) Notwithstanding anything in this Section 8 to the contrary, a distributee, as defined below, may elect, at a time and in the manner prescribed by the Administrator, to have all or a portion of a distribution under this Section 8, other than any Member Contributions and any amount required to be distributed pursuant to (S)401(a)(9) of the Code, made payable to an eligible retirement plan.

         (b) For purposes of this Section 8, other than Paragraph 8.2, an eligible retirement plan is an individual retirement account or annuity described in (S)408(a) or (b) of the Code, an annuity plan described in (S)403(a) of the Code or a qualified trust described in (S)401(a) of the Code that accepts such distribution. For purposes of a distribution under Paragraph 8.2, an eligible retirement plan is an individual retirement account or annuity.

         (c) Distributee means an Member or Former Member, the surviving spouse of such Member or such Member's spouse or former spouse who is an alternate payee as defined in (S)414(p) of the Code.

8.6      Notice
         ------

         With respect to a Former Member whose account exceeds $5,000, the Administrator shall provide the notice required by (S)1.411(a)-11(c) of Income Tax Regulations no less than 30 days and no more than 90 days before the Former Member's date of distribution; provided, however, that such distribution may commence less than 30 days after the required notice is given if:

         (a) The Former Member is informed of the Former Members' right to a period of at least 30 days after receiving the notice to consider distribution options; and

         (c) The Former Member, after receiving the notice, affirmatively elects a distribution.

         The distribution shall commence no earlier than seven days following the date the notice, described above, is provided to the Former Member.

8.7      Distributions
         -------------

         (a) All distributions required under the Plan shall be determined and made in accordance with the proposed regulations under
                (S)401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of (S)1.401(a)(9)-2 of the proposed regulations.

         (b) The entire interest of a Member must be distributed or begin to be distributed no later than the Member's required beginning date. The required beginning date of a Member is the later of the April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 or retires, except that benefit distributions to a five-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.

         (c) As of the first distribution calendar year, as defined below, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

                (i)     The life of the Member;
                (ii)    The life of the Member and a designated beneficiary;
                (iii) A period certain not extending beyond the life expectancy of the Member; or
                (iv) A period certain not extending beyond the joint and last survivor expectancy of the Member and a designated beneficiary.

         (d) The amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, as defined below, must at least equal the quotient obtained by dividing the Member's entire Account as of the last Valuation Date in the calendar year preceding the distribution calendar year, by the applicable life expectancy.

         (e) The minimum distribution required for the Member's first distribution calendar year must be made on or before the Member's required beginning date as defined in Subparagraph 8.7(b). The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Member's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

         (f) If the Member dies after distribution of his or her interest has begun on or after the Member's required beginning date, as defined in Subparagraph 8.7(b), the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.

         (g) If the Member dies before distribution of his or her interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

         (h) The life expectancy (or joint and last survivor expectancy) shall be calculated in accordance with Treasury regulations. Life expectancies shall be recalculated annually.

         (i) The distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date.

8.8      Distribution of Benefits
         ------------------------

         The distribution of benefits under this Plan to a Member who has elected to receive such benefits shall be made not later than the 60th day after the latest of the close of the Plan Year in which (a) the Member attains age 65 or such earlier normal retirement age as may be specified in this Plan; (b) there occurs the tenth anniversary of the year in which the Member commenced membership in this Plan; or (c) the Member's service with the Company is terminated.

                                   SECTION 9
                                LOANS TO MEMBERS
9.1      General
         -------

         A Member, or a Former Member who is a Party-In-Interest as defined in
         Section 3(14) of ERISA, may borrow from his or her Account in accordance with the terms and conditions set forth in this Section 9 and such additional rules, consistent with such terms and conditions, which the Administrator may establish from time to time.

9.2      Eligibility
         -----------

         To be eligible to apply for and receive a loan, the Member must be in receipt of regular Earnings. The loan shall be irrevocable upon the earlier of:

         (a)    Endorsement of the check representing the loan proceeds, or

         (b)    Expiration of ten days from issuance of such check.

9.3      Loan Amount
         -----------

         (a) The maximum loan shall be the lesser of one half of the Member's Account or $50,000 (reduced by the highest balance, at any specific time, of any outstanding loan or loans during the preceding 12 months from this Plan).

         (b) A loan must be in cash, in increments of $100 and in an amount not less than $1,000.

         (c) The maximum loan amount shall be reduced to the extent necessary to prevent each installment of the loan payment, including principal and interest, when added to installments under any outstanding loan under the Plan, from exceeding 25 percent of a Member's biweekly earnings.

         (d) The loan amount may not exceed the lesser of (i) the amount of the Member's Contributions, Elective Deferrals and Company Contributions under the Atlantic Richfield Savings Plans II and III made prior to July 1, 1988 (excluding assets which originated in the Atlantic Richfield Employee Stock Ownership
                Plan), Matching Contributions under the Union Texas Petroleum Savings Plan for Salaried Employees, and earnings thereon at the time the loan is made, or (ii) the amount of the security, as described hereafter, for the loan.

         (f) For purposes of this Paragraph 9.3, the value of Common Stock, or any other investment alternative will be determined on the Valuation Date immediately preceding the date the loan application is received by the Administrator under rules established by the Administrator.

9.4      Number of Loans
         ---------------

         A Member may have such number of loans outstanding at any time as shall be determined by the Administrator.

9.5      Interest Rate
         -------------

         A loan shall bear interest at a rate established and communicated by the Capital Accumulation Plan Administrative Committee to provide the Plan with a rate of return commensurate with prevailing interest rates charged on similar commercial loans by persons in the business of lending money.

9.6      Security
         --------

         (a) Each loan must be evidenced by a loan agreement executed by the Member for the amount of the loan, including principal and interest, payable to the order of the Trustee.

         (b) Security for the loans shall equal 50 percent of the assets in the Member's Account as of the date of the loan request.

         (c) The assets which constitute security for the loan will be valued on the date of the loan agreement, or at such other time as may be determined by the Administrator.

9.7      Funding of the Loan
         -------------------

         (a) The loan will be funded in accordance with procedures established by the Administrator.

         (b) Under procedures established by the Administrator, investment alternatives shall be sold to fund the loan.

9.8      Repayment of the Loan
         ---------------------

         (a) As determined by the Member, but subject to the restriction in Subparagraph 9.3(c), a loan may be repaid over a period of one, two, three, four or five years or, in the case of a loan used to acquire the Member's principal residence, such longer term as determined by the Administrator and permitted under (S)72(p) of the Code.

         (b) Principal and interest shall be amortized, on a level basis, over the term of the loan.

         (c) Except as provided below, payments shall be made by means of payroll deductions, the authorization of which shall be irrevocable.

                (i) The loan may be repaid in full at any time without penalty.

                (ii) If a Member is not in receipt of regular Earnings sufficient to permit repayment of the loan, or has terminated employment, repayment shall be made by means prescribed by the Administrator.

                Repaid principal and interest shall be credited in accordance with the Member's election under Paragraph 6.2.

9.9      Deemed Distribution
         -------------------

         A distribution of the unpaid principal shall be deemed to have been made to the Member if the Member fails to make payment under Subparagraph 9.8(c) for a period of 90 days.

9.10     Default
         -------

         If the Member is not in receipt of regular Earnings sufficient to permit repayment of the loan and does not make manual repayments for a period exceeding 90 days, the loan will be deemed in default and the Administrator will realize on the security in accordance with applicable laws.

                                   SECTION 10
                                 ADMINISTRATION
               CAPITAL ACCUMULATION PLAN ADMINISTRATIVE COMMITTEE

10.1     Capital Accumulation Plan Administrative Committee
         --------------------------------------------------

         The Plan shall be administered by a Capital Accumulation Plan Administrative Committee. The Committee shall consist of the Senior Vice President, Human Resources of Atlantic Richfield Company, who shall serve as Chairperson, and not less than two other persons appointed by the Chairperson. Members of the Committee shall serve without compensation. Vacancies shall be filled by the Chairperson or the Chairperson's delegate.

10.2     Rules of Conduct
         ----------------

         The Capital Accumulation Plan Administrative Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable; provided, they do not conflict with this Plan.

10.3     Legal, Accounting, Clerical
         ---------------------------

         The Capital Accumulation Plan Administrative Committee may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. Unless paid by the Company, all expenses of the Company, the Administrator and the Plan shall be paid by the Plan, to the extent they constitute reasonable expenses of administering the Plan. The Plan may reimburse expenses paid directly by the Company or its designee. This provision shall be deemed a part of any contract to provide for expenses of Plan administration, whether or not the signatory to such contract is, as a matter of convenience, the Company or its designee. Notwithstanding the foregoing, brokerage commissions, transfer fees and other expenses actually incurred in any sale or purchase of Company Common Stock shall be equitably added to the cost or subtracted from the proceeds of all purchases or sales.

10.4     Interpretation of Provisions
         ----------------------------

         The Capital Accumulation Plan Administrative Committee shall have full discretion and final authority to determine eligibility for benefits and to interpret the provisions of this Plan, to decide questions arising in its administration, and to establish such other rules for its administration as may be desirable.

10.5     Records of Administration
         -------------------------

         The Capital Accumulation Plan Administrative Committee shall keep records reflecting the administration of this Plan which shall be subject to audit by the

         Company. Members may examine records pertaining directly to themselves. At least annually, the Capital Accumulation Plan Administrative Committee shall have mailed to each Member a statement of his or her Account and such statement shall be deemed to have been accepted as correct for all purposes of this Plan unless written notice to the contrary is received by the Capital Accumulation Plan Administrative Committee or the Trustee within 30 days after the date of mailing.

10.6     Claims for Benefits
         -------------------

         Applications for benefits must be made in such manner as prescribed by the Administrator. The Administrator shall have full discretion and final authority to determine eligibility for benefits and to construe the terms of the Plan in acting upon an initial application for benefits or an appeal of a denial of an application for benefits. Each application shall be acted upon and approved or disapproved within 90 days following its receipt by the Administrator. In the event special circumstances require an extension of time for reviewing the initial application for benefits, the Administrator shall make a determination as soon as practicable but no later than 180 days following receipt of the application. If any application for benefits is denied, in whole or in part, the Administrator shall notify the applicant in writing of such denial and of the applicant's right to a review by the Administrator and shall set forth in a manner calculated to be understood by the applicant, specified reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect the application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

         Any person, or a duly authorized representative thereof, whose application for benefits is denied in whole or in part, may appeal from such denial to the Administrator for a review of the decision by submitting to the Administrator within 60 days after receiving notice of denial, a written statement:

         (a) Requesting a review of the application for benefits by the Administrator;

         (b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

         (c) Setting forth any issues or comments which the applicant deems relevant to the application.

         The Administrator shall act upon each such appeal application within 60 days after the later of receipt of the applicant's request for review by the Administrator or receipt of any additional materials reasonably requested by the Administrator from such applicant. In the event special circumstances require an extension of time for reviewing the appeal, the Administrator shall make a determination as soon as practicable but no later than 120 days following receipt of the appeal.

         The Administrator shall make a full and fair review of each such application and any written materials submitted by the applicant or the Company in connection therewith and may require the Company or the applicant to submit within 30 days of written notice by the Administrator therefor, such additional facts, documents, or other evidence as the Administrator, in its sole discretion, deems necessary or advisable in making such a review. The Administrator shall have full discretion in making an independent determination of the applicant's eligibility for benefits under the Plan and shall have full discretion to construe the terms of the Plan in making its review. The decision of the Administrator on any application for benefits shall be final and conclusive upon all persons.

         If the Administrator denies an application in whole or in part, the Administrator shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Administrator's decision was based.

10.7     Liability of Committee
         ----------------------

         No Member of the Capital Accumulation Plan Administrative Committee shall be liable for any action taken in good faith or for the exercise of any power given the Capital Accumulation Plan Administrative Committee, or for the actions of other members of said Committee unless and except to the extent that such liability is imposed under law as a result of a breach by such Member of his or her fiduciary responsibilities.

10.8     Unlocated Member
         ----------------

         If the Committee is unable, after reasonable and diligent effort, to locate a Member, Former Member or beneficiary entitled to payment under the Plan, such payment may be forfeited and used to offset Company Contributions or to pay Plan expenses. If the Member, Former Member or beneficiary later files a claim for benefit, such benefit will be reinstated.

10.9     Legal Representative
         --------------------

         The Capital Accumulation Plan Administrative Committee shall act on behalf of the Plan with respect to any claim or cause of action, whether arising in the course of administrative or judicial proceedings or otherwise, and shall be responsible for initiating, pursuing and defending any such claim or cause of action involving the Plan.

                                   SECTION 11
                    AMENDMENTS, DISCONTINUANCE, LIABILITIES

11.1     Amendment
         ----------

         The Plan may be amended, as follows, provided that the Plan, as amended, continues to be for the exclusive benefit of the Members of the Plan and that no amendment shall reduce the Account of any Member as of the date of such amendment:

         (a) The Board of Directors of Atlantic Richfield Company shall have the sole power to amend the Plan with respect to any change that
                (i) reduces or may reduce, as determined by the Plan counsel, the future Member or Company Contribution to the Plan, in any manner, except to the extent legally required, as determined by the Plan counsel; (ii) increases or may increase, as certified by the Plan actuary, Company or Plan expense by an amount exceeding $10 million; and (iii) although within the amendment power of the ARCO Benefits Committee, has been determined by the Benefits Committee to be appropriate for decision by the Board of Directors.

         (b) Except as provided in Subparagraph 11.1(a), the ARCO Benefits Committee shall have the power to amend the Plan under the following circumstances:

                (i) Any legally required change, as determined by the Plan counsel.

                (ii) Any change which is the subject of a collective bargaining agreement.

                (iii) Any change which is determined by the Administrator, with concurrence of the Plan counsel, to be primarily intended to improve administrative efficiency.

                (iv) Any change that is the subject of an agreement to which the Company is a party and which pertains to an acquisition, divestiture or similar corporate transaction.

                (v) Any change which is a consequence of a legally required limitation, as determined by the Plan counsel, affecting the dollar amount or type of contributions or benefits available under the Plan.

                (vi) Any change which is made in conjunction with a transfer of assets and/or liabilities or merger or spin-off of assets and/or liabilities among plans of the Controlled Group of companies (or former members of such Controlled Group in conjunction with the entity ceasing to be a Member of the Controlled Group) of which the Company is a member, as defined in Section 1563 of the Code.

11.2     Termination
         -----------

         Atlantic Richfield Company intends to continue this Plan indefinitely but reserves the right to terminate it at any time, by action of its Board of Directors. If this Plan is terminated, or if there is a complete discontinuance of contributions under this Plan by the Company, all amounts credited to Accounts of Members shall be held for distribution as provided in Section 8.

11.3     Liability of Company
         --------------------

         The Company shall have no liability for payments under this Plan except to make the contributions required by Section 4. Any payments under the Plan shall be made solely from the fund held by the Trustee.

                                   SECTION 12
                                 MISCELLANEOUS

12.1     Employment
         ----------

         This Plan shall not give any Member any right to be continued in the employment of the Company.

12.2     Benefits Not Assignable
         -----------------------

         Except as provided in Paragraph 8.4, no benefit under this Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, and shall not be subject to attachment or other process.

12.3     Discharge of Liability
         ----------------------

         If the Administrator deems any person incapable of receiving benefits to which such person is entitled under this Plan, by reason of minority, illness, infirmity, mental incompetency or other incapacity, it may direct the Trustee to make payment directly for the benefit or the account of such person or to any eligible person selected by the Administrator to disburse such payment whose receipt shall be a complete settlement therefor.

12.4     Governing Laws
         --------------

         The Plan shall be governed by and construed in accordance with federal laws governing employee benefit plans qualified under the Code or with the laws of the State of Delaware to the extent not preempted by federal law.

12.5     Limitation on Mergers
         ---------------------

         This Plan may not merge or consolidate with, or transfer any of its assets or liabilities to any other plan unless each Member in this Plan would, if said other plan were to terminate, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit such Member would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had terminated.

12.6     Delegation of Fiduciary or Administrative Responsibilities
         ----------------------------------------------------------

         Atlantic Richfield Company, by resolution of its Board of Directors or by written action of any officer generally or specifically named by such a resolution to take such an action, and the Capital Accumulation Plan Administrative Committee, by resolution of said Committee, may at any time delegate to any other named person or body, or reassume therefrom, any of their respective fiduciary responsibilities or administrative duties with respect to this Plan, including the power to delegate and reassume such responsibilities and duties by written action naming the person or body to whom the responsibility has been delegated. However, only the immediate delegate of Atlantic Richfield Company, the Capital Accumulation Plan Administrative Committee, or of the Treasurer of Atlantic Richfield Company, as the case may be, may, if so authorized by Atlantic Richfield Company, said Committee or said Treasurer, delegate any such responsibilities or duties.

12.7     Named Fiduciary
         ---------------

         The named fiduciary with respect to this Plan is Atlantic Richfield Company except that (a) as to any matter specified in this Plan as being the responsibility or function of the Capital Accumulation Plan Administrative Committee, the named fiduciary is said Committee, (b) as to any matter specified in the Plan or in the Trust Agreement as being the responsibility or function of the Trustee or the Investment Officer, the named fiduciary is the Trustee or the Investment Officer, as the case may be, and (c) as to any matter specified in the Plan as being the responsibility or function of the Treasurer of Atlantic Richfield Company, the named fiduciary is such Treasurer.

                                   SECTION 13
                                   ROLLOVERS

13.1     Rollovers from Other Qualified Plans
         ------------------------------------

         An Employee who has had distributed to the Employee all or a portion of his or her taxable interest in a plan meeting the requirements of
         (S)401(a) of the Code, including a defined benefit retirement plan of the Company or a Subsidiary or Affiliate, (the "Other Plan") may, in accordance with procedures approved by the Capital Accumulation Plan Administrative Committee, rollover in cash all or a portion of the taxable distribution received from the Other Plan to the Plan, provided the following conditions are met:

         (a) The rollover occurs on or before the 60th day after the Member receives the distribution from the Other Plan;

         (b) The distribution from the Other Plan qualifies as an eligible rollover distribution within the meaning of (S)402(c)(4) of the Code; and

         (c) The amount rolled over does not exceed the maximum amount which may be rolled over in accordance with (S)402(c)(2) of the Code.

13.2     Transfers From Individual Retirement Accounts
         ---------------------------------------------

         An Employee who receives a distribution from an individual retirement account described in (S)408(a) of the Code or an individual retirement annuity described in (S)408(b) of the Code which constitutes the entire amount of such account or annuity (including earnings thereon), and no portion of which is attributable to any source other than a distribution from a qualified plan described in Paragraph 13.1, may, in accordance with procedures approved by the Capital Accumulation Plan Administrative Committee, rollover in cash all or a portion of such distribution to the Plan, within 60 days after receiving the distribution.

13.3     Membership
         ----------

         Notwithstanding anything in the Plan to the contrary, an Employee who rolls over funds to the Plan pursuant to Paragraph 13.1 or 13.2, shall, upon such rollover, become a Member of the Plan except that the right to make Elective Deferrals, Member Contributions or receive Company Contributions will remain subject to Paragraph 2.1.

13.4     Administration
         --------------

         The Administrator shall develop such procedures, including procedures for obtaining information from an Employee desiring to make such a transfer, as it deems necessary or desirable to enable it to determine that the proposed rollover will meet the requirements of this section. Upon approval by the Capital Accumulation Plan Administrative Committee, the rollover shall be deposited with the Trustee in the Employee's Rollover Account.

                                   SECTION 14
                              TOP HEAVY PROVISIONS

If the Plan is or becomes Top Heavy in any Plan Year, the provisions of this
Section 14 will supersede any conflicting provisions in the Plan.

14.1     Definitions
         -----------

         (a)    Key Employee means an Employee, former Employee or an Employee's
                ------------
                beneficiary who at any time during the determination period is:

                (i) An officer of the Company who has annual Compensation greater than 50 percent of the amount in effect under
                        (S)415(b)(1)(A) of the Code for the Plan Year;

                (ii) One of the ten Employees owning (or considered as owning within the meaning of (S)318 of the Code) the largest interest in the Company; provided, such Employee's annual Compensation from the Company exceeds the dollar limitation under (S)415(c)(1)(A) of the Code. If two or more Employees have the same ownership interest, the Employee with the greater annual Compensation from the Company for the Plan Year shall be considered to own the larger interest in the Company;

                (iii)   A five percent owner of the Company; or

                (iv) A one percent owner of the Company who has annual Compensation from the Company of more than $150,000.

                The determination period of the Plan is the Plan Year containing the Determination Date and the four preceding Plan Years.

                The determination of who is a Key Employee will be made in accordance with (S)416(i)(1) of the Code and the regulations thereunder.

         (b)    Top Heavy Plan: For any Plan Year after December 31, 1983, this
                --------------
                Plan is Top Heavy if any of the following conditions exist:

                (i) If the Top Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

                (ii) If this Plan is a part of a Required Aggregation Group of plans (but which is not part of a Permissive Aggregation Group) and the Top Heavy Ratio for the group of plans exceeds 60 percent; or

                (iii) If this Plan is a part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

         (c)    Top Heavy Ratio
                ---------------

                (i) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company has not maintained any defined benefit plan which during the five- year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy Ratio for this plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) [including any part of any account balance distributed in the five-year period ending on the Determination Date(s)], and the denominator of which is the sum of all account balances [including any part of any account balance distributed in the five-year period ending on the Determination Date(s)], both computed in accordance with (S)416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under (S)416 of the Code and the regulations thereunder.

                (ii) If the Company maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Company maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with Subparagraph 14.1(c)(i), and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Members, determined in accordance with Subparagraph 14.1(c)(i), and the Present Value of accrued benefits under the defined benefit plan or plans for all Members as of the Determination Date(s), all determined in accordance with
                        (S)416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the Determination

                        Date.

                (iii) For purposes of Subparagraphs 14.1(c)(i) and (c)(ii), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in (S)416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Member (A) who is not a Key Employee but who was a Key Employee in a prior-year, or (B) effective January 1, 1985, who has not been credited with at least one Hour of Service with a Company maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account will be made in accordance with (S)416 of the Code and the regulations thereunder. Deductible Member Contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

                (iv) The accrued benefit of a Member other than a Key Employee shall be determined under the method, (A) if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or
                        (B) absent such method, as if such benefits accrued not more rapidly than the slowest accrued rate permitted under the fractional rule of (S)411(b)(1)(C) of the Code.

         (c)    Permissive Aggregation Group: The Required Aggregation Group of
                ----------------------------
                plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of (S)401(a)(4) and (S)410 of the Code.

         (e)    Required Aggregation Group means:
                --------------------------

                (i) Each qualified plan of the Company in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated); and

                (ii) Any other qualified plan of the Company which enables a plan described in Subparagraph 14.1(e)(i) to meet the requirements of (S)401(a)(4) or (S)410 of the Code.

         (f)    Determination Date means for any Plan Year the last day of the
                ------------------
                preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

         (g)    Valuation Date means December 31 of each year.
                --------------

         (h)    Present Value: Present Value shall be based on interest rate and
                -------------
                the mortality tables specified in the Company's defined benefit plan.

         (i)    Compensation means all compensation, as that term is defined for
                ------------
                (S)415 purposes, but including amounts contributed by the Company pursuant to Employee Contribution Agreements which are excludable from the Employee's income under Code (S)125,
                (S)402(e)(3), (S)402(h) and (S)403(b).

14.2     Minimum Allocation
         ------------------

         (a)    Except as otherwise provided in Subparagraphs 14.2(b), (c) and
                (d), the Company Contribution allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of three percent of such Member's Compensation or in the case where the Company has no defined benefit plan which designates this Plan to satisfy (S)401 of the Code, the largest percentage of Company Contribution, as a percentage of the first $150,000 of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Member's failure to complete 1,000 Hours of Service, or (ii) the Member's failure to make mandatory Member Contributions to the Plan, or (iii) Compensation less than a stated amount.

         (b) The provision in Subparagraph 14.2(a), shall not apply to any Member who was not employed by the Company on the last day of the Plan Year.

         (c) If Members of this Plan are covered by one or more defined benefit plans maintained by the Company or its Subsidiaries, the minimum allocation or benefit requirements applicable to Top Heavy plans shall first be met by such defined benefit plan or plans.

         (d) If Members of this Plan are covered by one or more defined contribution plans maintained by the Company or its Subsidiaries, and are not covered by any defined benefit plans of the Company or its Subsidiaries, the minimum allocation requirement will be met by the defined contribution plan in which the Employee is an active Member in the following order:

                1.  Money Purchase Pension Plan
                2.  Profit Sharing Plan, and
                3.  Stock Bonus Plan

         (e) For purposes of satisfying the minimum allocation requirements of this Paragraph 14.2, Elective Deferrals and Matching Contributions may not be taken into account.

14.3 The minimum accrued benefit required [to the extent required to be nonforfeitable under (S)416(b)] may not be suspended or forfeited under Code (S)411(a)(3)(B) or (S)411(a)(3)(D).

14.4 For any Plan Year in which the Plan is Top Heavy, only the first $150,000 (or such larger amount as may be prescribed by the Secretary of Treasury or the Secretary's delegate) of each Member's annual Compensation will be taken into account for purposes of determining benefits under the Plan.

14.5 In any Plan Year in which the Top Heavy Ratio exceeds 60 percent the denominators of the defined benefit fraction and defined contribution fraction [as previously defined in the Plan] shall be computed using 100 percent of the dollar limitation instead of 125 percent. The preceding sentence shall not apply to an Employee so long as there are no:

         (a) Company Contribution, forfeitures or voluntary nondeductible contributions allocated to such Employee, or

         (b) Accruals for such Employee under any qualified defined benefit plan.

14.6 In determining the highest rate of contribution applicable to any Key Employee, amounts that such Key Employee elects to defer under an arrangement qualified under (S)401(k) of the Code will be counted for the purposes of (S)416 of the Code.

                               ATLANTIC RICHFIELD
                           CAPITAL ACCUMULATION PLAN



To record the adoption of the amended and restated Atlantic Richfield Capital Accumulation Plan, effective March 15, 1999, the undersigned, being duly authorized to act on behalf of Atlantic Richfield Company has executed this plan document at Los Angeles, California on the 23 day of March, 1999.



ATTEST:            ATLANTIC RICHFIELD COMPANY



BY:   [Richard J. Anderson]                 BY:    [John H. Kelly]
    ---------------------------                  -------------------------------
                                                    John H. Kelly
                                                    Senior Vice President
                                                    Human Resources